UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 31, 2009

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

161 South Wakea Avenue, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

As reported on November 6, 2009, the Boards of Directors of Maui Land & Pineapple Company, Inc. (the “Company”) and Maui Pineapple Company, Ltd. (“MPC”) a wholly owned subsidiary of the Company, approved the cessation of all pineapple agriculture operations by December 31, 2009.

On December 31, 2009, the Company entered into agreements with Haliimaile Pineapple Company, Limited, (“HPC”) a closely held corporation whose key shareholders and directors include a Maui business owner, three former executives of MPC, and two operating directors of MPC that terminated employment with MPC on December 31, 2009.  The former executives retired from MPC in 2003 and 2006.  The agreements, which were effective as of January 1, 2010, include:

•                  The sale to HPC of pineapple operating equipment, materials, supplies, and customer lists with a net book value of approximately $3 million for $680,000, to be paid over five years.

•                  The grant to HPC for a term of 60 years, of the exclusive, non-transferrable, world-wide right to use MPC trade marks, trade names, symbols and logos for the sale, marketing and distribution of fresh pineapple grown on Maui.  HPC will pay a license fee based on sales volume that is estimated to be approximately $20,000 to $30,000 annually.

•                  A lease to HPC of approximately 950 acres and 59,000 square feet of office and warehouse space at market rents totaling approximately $420,000 per year for 20 years with provisions for annual rent increases beginning on January 1, 2014 and an option exercisable through December 31, 2010 to expand the numbers of acres subject to the lease by up to 570 acres.

•                  An agreement for the Company to provide water to HPC from private water sources to which the Company has contractual rights for the collection, transmission and delivery of non-potable agriculture and irrigation water at actual direct cost to the Company.

•                  An agreement for HPC to pay MPC a license fee (based on tons harvested) to harvest the existing pineapple crop through June 30, 2011 and fruit grown under an agreement between MPC and a private grower until December 31, 2010.

In addition, HPC hired 66 of the 206 MPC employees who were terminated as of December 31, 2009.  This will reduce the employee severance cost that will be paid by the Company.

The Company’s Agriculture segment will be reported as discontinued operations in its Form 10-K for the annual period ending on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 7, 2010	By:	/s/ JOHN P. DURKIN
John P. Durkin
Chief Financial Officer
(Principal Financial Officer)